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                                                                     EXHIBIT 3.4







                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           TRANSTEXAS GAS CORPORATION

                            (A DELAWARE CORPORATION)



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                                TABLE OF CONTENTS

ARTICLE I - OFFICES...............................................................................................1
                  Section 1.        Registered Office.............................................................1
                  Section 2.        Other Offices.................................................................1

ARTICLE II - MEETINGS OF STOCKHOLDERS.............................................................................1
                  Section 1.        Time and Place of Meetings....................................................1
                  Section 2.        Annual Meetings...............................................................1
                  Section 3.        Notice of Annual Meetings.....................................................1
                  Section 4.        Special Meetings..............................................................1
                  Section 5.        Notice of Special Meetings....................................................2
                  Section 6.        Quorum........................................................................2
                  Section 7.        Organization..................................................................2
                  Section 8.        Voting........................................................................3
                  Section 9.        List of Stockholders..........................................................3
                  Section 10.       Inspectors of Votes...........................................................3
                  Section 11.       No Stockholder Action by Written Consent......................................4
                  Section 12.       Notice of Stockholder Business and Nominations................................4

ARTICLE III - BOARD OF DIRECTORS..................................................................................6
                  Section 1.        Powers........................................................................6
                  Section 2.        Number, Qualification, and Term of Office.....................................6
                  Section 3.        Resignations..................................................................6
                  Section 4.        Removal of Directors..........................................................7
                  Section 5.        Vacancies.....................................................................7
                  Section 6.        Committees....................................................................7

ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS...................................................................8
                  Section 1.        Place of Meetings.............................................................8
                  Section 2.        Annual Meetings...............................................................8
                  Section 3.        Regular Meetings..............................................................8
                  Section 4.        Special Meetings; Notice......................................................8
                  Section 5.        Quorum and Manner of Acting...................................................8
                  Section 6.        Remuneration..................................................................9
                  Section 7.        Actions Without a Meeting.....................................................9
                  Section 8.        Presence at Meetings by Means of Communications
                                    Equipment.....................................................................9

ARTICLE V - NOTICES...............................................................................................9
                  Section 1.        Type of Notice................................................................9
                  Section 2.        Waiver of Notice..............................................................9
                  Section 3.        When Notice Is Unnecessary...................................................10

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
ARTICLE VI - OFFICERS............................................................................................10
                  Section 1.        General......................................................................10
                  Section 2.        Election or Appointment......................................................10
                  Section 3.        Salaries of Elected Officers.................................................10
                  Section 4.        Term.........................................................................10
                  Section 5.        Chairman of the Board........................................................11
                  Section 6.        Chief Executive Officer......................................................11
                  Section 7.        President....................................................................11
                  Section 8.        Vice Presidents..............................................................12
                  Section 9.        Assistant Vice Presidents....................................................12
                  Section 10.       Secretary....................................................................12
                  Section 11.       Assistant Secretaries........................................................12
                  Section 12.       Chief Financial Officer......................................................12
                  Section 13.       Treasurers...................................................................13
                  Section 14.       Controller...................................................................13
                  Section 15.       Assistant Controllers........................................................13

ARTICLE VI - INDEMNIFICATION.....................................................................................14
                  Section 1.        Actions Other Than by or in the Right of the Corporation.....................14
                  Section 2.        Actions by or in the Right of the Corporation................................14
                  Section 3.        Determination of Right to Indemnification....................................14
                  Section 4.        Right to Indemnification.....................................................15
                  Section 5.        Prepaid Expenses.............................................................15
                  Section 6.        Right to Indemnification upon Application;
                                    Procedure upon Application...................................................15
                  Section 7.        Other Rights and Remedies....................................................15
                  Section 8.        Insurance....................................................................16
                  Section 9.        Mergers......................................................................16
                  Section 10.       Savings Provision............................................................16

ARTICLE VII - CERTIFICATES REPRESENTING STOCK....................................................................16
                  Section 1.        Right to Certificate.........................................................16
                  Section 2.        Facsimile Signatures.........................................................17
                  Section 3.        New Certificates.............................................................17
                  Section 4.        Transfers....................................................................17
                  Section 5.        Record Date..................................................................17
                  Section 6.        Registered Stockholders......................................................18

ARTICLE VIII - GENERAL PROVISIONS................................................................................18
                  Section 1.        Dividends....................................................................18
                  Section 2.        Reserves.....................................................................18
                  Section 3.        Annual Statement.............................................................18
                  Section 4.        Checks.......................................................................18
                  Section 5.        Fiscal Year..................................................................18
                  Section 6.        Corporate Seal...............................................................19

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
ARTICLE IX - AMENDMENTS..........................................................................................19

CERTIFICATION....................................................................................................20




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                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality of the votes of the shares of the persons present in person or represented by proxy and entitled to vote those directors belonging to the class or classes of directors to be elected at such meeting and transact such other business as may properly be brought before the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors, and shall be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary at the request in writing of the holders of shares of capital stock of the Corporation representing not less than a majority of all the votes entitled to be voted on any issue proposed to be considered at the proposed special meeting, unless the Certificate of Incorporation provides for a different percentage, in which event such provision of the Certificate of Incorporation shall govern. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.





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         SECTION 5. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

         SECTION 6. QUORUM. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 7. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board or the Chief Executive Officer, determined as provided in
Article V of these Bylaws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation, so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                    The chairman of the meeting shall be entitled to make such rules and regulations for the conduct of the meetings of stockholders as he shall deem necessary, appropriate and convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.



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         SECTION 8. VOTING. Except as otherwise provided in the Certificate of
Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these Bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders all matters, except where other provision is made by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 9. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 10. INSPECTORS OF VOTES. At each meeting of the stockholders, the chairman of such meeting may appoint one or more Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed



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shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspector of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

         SECTION 11. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing of such stockholders.

         SECTION 12. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS. (a) At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is not within 30 days before or after such anniversary date, in order for a stockholder's notice to be timely it must be received no later than the close of business on the later of the 120th calendar day prior to the annual meeting or the 10th calendar day following the date on which public announcement of the date of the meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and
(v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything contained in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 12(a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the



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provisions of this Section 12(a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

                  (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of certain classes of stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 12(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (a) of this
Section 12. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director is elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 12. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.




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                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 2. NUMBER, QUALIFICATION, AND TERM OF OFFICE. The number of directors which shall constitute the whole Board of Directors shall not be less than five (5). Within the limits above specified, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at any annual or special meeting or otherwise pursuant to action of the stockholders. Directors need not be stockholders.

                   The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I shall initially consist of John Whitmire and Walter Piontek. Class II shall initially consist of Gerald Bennett and Ronald Benson. Class III shall initially consist of John R. Stanley. Each director shall serve for a term ending at the annual meeting in the third year following the annual meeting at which such director was elected, provided, however, that the term of the directors named above to Class I shall end at the annual meeting in 2001, the term of the directors in Class II named above shall end at the annual meeting in 2002, and the term of the director in Class III named above shall end at the annual meeting in 2003; provided, however, that each director shall hold office after the annual meeting at which his term is scheduled to end until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office in the manner hereinafter provided. The Board of Directors shall apportion any increase or decrease in the number of directorships among the classes so as to make the number of directors in each class as nearly equal as possible.

                  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of such directors at any annual or special meeting of stockholders. Such election shall be by written ballot.

         SECTION 3. RESIGNATIONS. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, a successor shall be elected by written ballot of a majority of voting interest of the stockholders of record of the Corporation entitled to vote for such director, at a special meeting of the stockholders called for the purpose of filling the vacancy caused by such resignation, prior to such effective time, and that successor shall take office when such resignation



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becomes effective. If a successor has not been elected prior to the effective date of such resignation, a successor shall be elected in accordance with
Section 5 of this Article III.

         SECTION 4. REMOVAL OF DIRECTORS. Any director may be removed, but only for cause, at any time, by the affirmative vote by written ballot of a majority of voting interest of the stockholders of record of the Corporation entitled to vote for the election of such director, given at an annual meeting or at a special meeting of the stockholders called for that purpose. The vacancy in the Board of Directors caused by any such removal or otherwise shall be filled by the affirmative vote of such stockholders at such meeting or at a subsequent special meeting of the stockholders called for such purpose.

         SECTION 5. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by written ballot of a majority of voting interest of the stockholders of record of the Corporation entitled to vote for the election of such directors, given at an annual meeting or at a special meeting of the stockholders called for that purpose. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Any director elected to fill a newly created directorship resulting from an increase in any class of directors shall hold office for a term that shall coincide with the remaining term of the other directors of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor.

         SECTION 6. COMMITTEES. The Board of Directors of the Corporation may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate an Audit Committee or a Compensation Committee, each of which shall consist of at least three (3) directors of the Corporation, all of whom shall be independent as defined in the listing standards of the New York Stock Exchange, American Stock Exchange or National Association of Securities Dealers, Inc. The Audit Committee shall select and engage, on behalf of the Corporation, independent public accountants, provided said independent accountants are from a "big 5" accounting firm, to audit the books of account and other corporate records of the Corporation and to perform such other duties as the Audit Committee may from time to time prescribe. The Audit Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Audit Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the company. From time to time the Audit Committee shall report to and advise the Board of Directors concerning the scope and results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Corporation as the Audit Committee believes merit review by the Board of Directors. The Audit Committee shall review the services provided by, the independence of, and the fees charged by the independent certified public accountants, and from time to time shall report upon the same to the Board of Directors. The Audit Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to review the internal controls,



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accounting practices, financial structure and financial reporting of the
Corporation. The Audit Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. The Compensation Committee shall fix from time to time the salaries of members of the Board of Directors and officers of the Corporation. It also shall perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Corporation. Except as provided in this Section 6, the Board of Directors of the Corporation shall not delegate any authority to any other committee, whether made up of directors, officers or otherwise.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 1. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 2. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         SECTION 4. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary on 48 hours' notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary in like manner and on like notice on the written request of two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.

         SECTION 5. QUORUM AND MANNER OF ACTING. At all meetings of the Board of Directors, a quorum for the transaction of business shall be constituted if a majority of all directors at the time in office are present at the meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.



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                  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 6. REMUNERATION. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

         SECTION 7. ACTIONS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         SECTION 8. PRESENCE AT MEETINGS BY MEANS OF COMMUNICATIONS EQUIPMENT. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 14 shall constitute presence in person at such meeting.

                                    ARTICLE V

                                     NOTICES

         SECTION 1. TYPE OF NOTICE. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

         SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.

         SECTION 3. WHEN NOTICE IS UNNECESSARY. Whenever, under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, any notice is required to be given to any stockholder, such notice need not be given to the stockholder if:

                  (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

                  (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period,

have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. GENERAL. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Chief Financial Officer, one or more Treasurers, a Controller, one or more Assistant Controllers, and such other officers and agents as may be deemed necessary or advisable from time to time, all of whom shall also be officers. Two or more offices may be held by the same person.

         SECTION 2. ELECTION OR APPOINTMENT. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article V. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

         SECTION 3. SALARIES OF ELECTED OFFICERS. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

         SECTION 4. TERM. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole

Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

         SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and at meetings of the stockholders.

         SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall advise and counsel the other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors, provided, that the Chief Executive Officer shall not be authorized to cause the Corporation to make any capital expenditures in excess of $500,000.00 in one transaction or series of related transactions unless approved by the Board of Directors. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, the Chief Executive Officer shall preside at all meetings of stockholders, except as may otherwise be provided by statute, and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief operating officer of a corporation, except as otherwise provided in these Bylaws.

         SECTION 7. PRESIDENT. In the absence of a Chief Executive Officer, the President shall be the ranking and chief executive officer of the Corporation and shall have the duties and responsibilities, and the authority and power, of the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, or in the event of their inability or refusal to act, the President shall preside at all meetings of stockholders, except as may otherwise be provided by statute, and at all meetings of the Board of Directors. The President shall be the chief operating officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and, in general, to exercise all the powers and authority usually appertaining to the chief operating officer of a corporation, except as otherwise provided in these Bylaws, provided, that the President shall not be authorized to cause the Corporation to make any capital expenditures in excess of $500,000.00 in one transaction or series of related transactions unless approved by the Board of Directors.

         SECTION 8. VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

         SECTION 9. ASSISTANT VICE PRESIDENTS. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

         SECTION 10. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

         SECTION 11. ASSISTANT SECRETARIES. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Secretary may from time to time prescribe.

         SECTION 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief

Executive Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Chief Financial Officer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President, or any such Vice President in charge of finance.

         SECTION 13. TREASURERS. The Treasurer or Treasurers shall assist the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of his inability or refusal to act, the Treasurer (or in the event there shall be more than one, the Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer, the President, or the Chief Financial Officer may from time to time prescribe.

         SECTION 14. CONTROLLER. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President, or any such Vice President in charge of finance.

         SECTION 15. ASSISTANT CONTROLLERS. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Controller may from time to time prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

         SECTION 1. ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article as a "Corporate Functionary"), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         SECTION 4. RIGHT TO INDEMNIFICATION. Notwithstanding the other provisions of this Article VI, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article VI (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 5. PREPAID EXPENSES. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         SECTION 6. RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Sections 2, 3 and 4, or any advance under
Section 5, of this Article VI shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under Sections 2, 3 or 5 of this Article VI, a determination is reasonably and promptly made by the Board of Directors by majority vote of a quorum consisting of disinterested directors that such Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article VI shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         SECTION 7. OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these Bylaws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.

         SECTION 8. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

         SECTION 9. MERGERS. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 10. SAVINGS PROVISION. If this Article VI or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

                                   ARTICLE VII

                         CERTIFICATES REPRESENTING STOCK

         SECTION 1. RIGHT TO CERTIFICATE. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer, the President, or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in
Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

         SECTION 2. FACSIMILE SIGNATURES. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         SECTION 3. NEW CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

         SECTION 4. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         SECTION 5. RECORD DATE. The Board of Directors may fix in advance a date, not preceding the date on which the resolution fixing the record date is adopted, and

                  (i) not more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof;

                  (ii) not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the stockholders in writing to corporate action without a meeting; or

                  (iii) not more than 60 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the stockholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or other lawful action of the Corporation, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         SECTION 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         SECTION 4. CHECKS. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

         SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 6. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

         Except as set forth in the Certificate of Incorporation, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws is contained in the notice of such special meeting.



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                                  CERTIFICATION

         I, Ed Donahue, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate and complete copy of the Amended and Restated Bylaws of TransTexas Gas Corporation adopted by its Board of Directors as of March 15, 2000.


                                             /s/ Ed Donahue
                                             -----------------------------------
                                             Ed Donahue, Secretary






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